EXHIBIT 99

For Immediate Release                                                                                 DRAFT

September 16, 2004

Assisted Living Concepts, Inc.

Announces Resignation of Andre C. Dimitriadis

DALLAS, TEXAS, September 16, 2004 — Assisted Living Concepts, Inc. (OTC.BB: ASLC), a national provider of assisted living services, today announced that Andre C. Dimitriadis has resigned from the Board of Directors of Assisted Living Concepts, Inc. effective September 10, 2004.

Assisted Living Concepts, Inc. operates 177 owned and leased assisted living residences with 6,838 units for older adults who need help with the activities of daily living, such as eating, bathing, dressing and medication management. In addition to housing, the Company provides personal care, support services, and nursing services according to the individual needs of its residents, as permitted by state law. This combination of housing and services provides a home-like setting and cost efficient alternative that encourages independence for individuals who do not require the broader array of medical and health services provided by skilled nursing facilities. The Company currently has residences in Oregon, Washington, Idaho, Nebraska, Iowa, Arizona, Texas, New Jersey, Ohio, Pennsylvania, Indiana, Louisiana, Michigan and South Carolina.

Contact Information:

Steven L. Vick, President and Chief Executive Officer
(214) 424-4001
svick@alcco.com

Edward A. Barnes, Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Treasurer
(214) 424-4002
ebarnes@alcco.com

Web address: www.assistedlivingconcepts.com